Exhibit (e)(2)

AMENDMENT TO

FLEXSHARES® TRUST

ETF DISTRIBUTION AGREEMENT

This First Amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of May 31, 2017, by and between FlexShares® Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor”), is entered into as of June 20, 2018 (the “Effective Date”).

WHEREAS, the Trust and Distributor desire to amend Exhibit A of the Agreement to reflect the addition of one Fund; and

WHEREAS, Section 8(c) of the Agreement requires that amendments to the Agreement be made in writing and executed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Distributor hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby amended and restated by Appendix attached hereto to reflect the addition of FlexShares® High Yield Value-Scored Bond Index Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FLEXSHARES TRUST	FORESIDE FUND SERVICES, LLC

By:	/s/ Peter K. Ewing	By:	/s/ Mark Fairbanks

Name: Peter K. Ewing	Name: Mark Fairbanks

Title: President	Title: Vice President

Appendix A

EXHIBIT A

FlexShares® Credit-Scored US Corporate Bond Index Fund

FlexShares® Credit-Scored US Long Corporate Bond Index Fund

FlexShares® Disciplined Duration MBS Index Fund

FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

FlexShares® International Quality Dividend Defensive Index Fund

FlexShares® International Quality Dividend Dynamic Index Fund

FlexShares® International Quality Dividend Index Fund

FlexShares® Global Quality Real Estate Index Fund

FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

FlexShares® Morningstar Global Upstream Natural Resources Index Fund

FlexShares® Morningstar US Market Factor Tilt Index Fund

FlexShares® Quality Dividend Defensive Index Fund

FlexShares® Quality Dividend Dynamic Index Fund

FlexShares® Quality Dividend Index Fund

FlexShares® Ready Access Variable Income Fund

FlexShares® STOXX® Global Broad Infrastructure Index Fund

FlexShares® US Quality Large Cap Index Fund

FlexShares® Currency Hedged Morningstar DM ex-US Factor Tilt Index Fund

FlexShares® Currency Hedged Morningstar EM Factor Tilt Index Fund

FlexShares® STOXX® US ESG Impact Index Fund

FlexShares® STOXX® Global ESG Impact Index Fund

FlexShares® Real Assets Allocation Index Fund

FlexShares® Core Select Bond Fund

FlexShares® High Yield Value-Scored Bond Index Fund